EXHIBIT 4.2b

SUTRO BIOPHARMA, INC.

OMNIBUS AMENDMENT AGREEMENT

This Omnibus Amendment Agreement (this “Amendment”) is made and entered into as of July 26, 2018 by and among Sutro Biopharma, Inc., a Delaware corporation (the “Company”) and the persons and entities listed on the signature pages hereto, and amends (i) that certain Amended and Restated Voting Agreement dated as of May 24, 2018, by and among the Company and certain stockholders of the Company (the “Voting Agreement”), (ii) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of May 24, 2018, by and among the Company and certain stockholders of the Company (the “ROFR Agreement”), and (iii) that certain Amended and Restated Investors’ Rights Agreement, dated as of May 24, 2018 by and among the Company and certain stockholders of the Company (the “IRA”). Reference is made to that certain Amended and Restated Series E Preferred Stock Purchase Agreement, dated July 26, 2018, by and among the Company and the Purchasers party thereto (the “Purchase Agreement”).

RECITALS

WHEREAS, it is a condition to the Second Tranche Closing (as defined in the Purchase Agreement) that the Company and the holders of sufficient shares of Company capital stock amend the Voting Agreement, ROFR Agreement and IRA (collectively, the “Agreements”) as set forth herein.

WHEREAS, pursuant to Section 6.8 thereof, the Voting Agreement may be amended with the written consent of (a) the Company, (b) the Common Holders (as defined therein) holding a majority of the Shares (as defined therein) then held by all of the Common Holders then employed by or providing services to the Company, and (c) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the shares of Preferred Stock held by the Investors (as defined therein) (the holders described in clauses (b)-(c), collectively, the “Voting Majority”).

WHEREAS, pursuant to Section 4.4 thereof, the ROFR Agreement may be amended with the written consent of (a) the Company, (b) the Key Holders (as defined therein) holding a majority of the Key Holder Shares (as defined therein) held by all of the Key Holders employed by or providing services to the Company and (c) the Investors (as defined therein) holding at least a majority of the outstanding Preferred Stock (the holders described in clauses (b)-(c), collectively, the “ROFR Majority”).

WHEREAS, pursuant to 22 thereof, the IRA may be amended with the written consent of (a) the Company and (b) the holders of a majority of the Preferred Stock (the holders described in clause (b), the “IRA Majority”, and collectively with the Voting Majority and the ROFR Majority, the “Required Majority”).

WHEREAS, the undersigned constitute the Required Majority.

NOW, THEREFORE, in consideration of the foregoing recitals and for other consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    AMENDMENT OF VOTING AGREEMENT. Effective as of and contingent upon the Second Tranche Closing, the Voting Agreement is hereby amended as follows:

1.1    Amendment to Section 1.2(d). Section 1.2(d) of the Voting Agreement is hereby amended and restated in its entirety as follows:

“(d)     At each election of directors in which the holders of Series E Preferred Stock, voting separately as a class, are entitled to elect a director of the Company, one individual (the “Series E Director”) designated by Samsara Biocapital, LP and/or its Affiliates (collectively, “Samsara”), so long as Samsara holds Series E Preferred Stock, who shall initially be Michael Dybbs;”

1.2    Amendment to Section 1.5. Section 1.5 of the Voting Agreement is hereby amended and restated in its entirety as follows:

“1.5.     Authorized Board Size. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the authorized number of members of the Board remains nine directors, and to oppose any effort by any party to change the authorized number of directors of the Company from nine directors.”

1.3    Amendments to Section 3.3.

1.3.1    The phrase in clause (iv) of Section 3.3(e) and in Section 3.4 of the Voting Agreement that reads “unless the Preferred Majority elect otherwise” is hereby amended and restated in its entirety as follows:

“unless the Preferred Majority and the Requisite Series E Majority (as defined in the Company’s Certificate of Incorporation) elect otherwise”

1.3.2    A new subsection 3.3(g) is hereby added to the end of Section 3.3 of the Voting Agreement immediately following clause 3.3(f) as follows:

“(g)    no Stockholder who is not an employee or service provider of the Company shall be required to agree to any restrictive covenant in connection with the Proposed Sale (including without limitation any covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale).”

1.3    Amendment to Section 6.8. Clauses (iv) and (v) of Section 6.8 of the Voting Agreement are hereby amended and restated in their entirety as follows:

“(iv)     Sections 1.2(a)(i), 1.2(a)(ii), 1.2(b), 1.2(c) and 1.2(d) of this Agreement shall not be amended or waived without the written consent of Skyline Ventures, Lilly Ventures, Alta Partners, SV Health Investors and Samsara, respectively, for so long as Skyline Ventures, Lilly Ventures, Alta Partners, SV Health Investors and Samsara, respectively, hold shares of Preferred Stock;

(v)     Section 1.2(d) shall not be amended or waived without the written consent of Samsara, for so long as Samsara holds shares of Series E Preferred Stock;”

2.    AMENDMENT OF IRA. Effective as of and contingent upon the Second Tranche Closing, the IRA is hereby amended as follows:

2.1    Amendment to Section 1. The definition of “Major Investor” in Section 1 of the IRA is hereby amended and restated in its entirety as follows:

“ ‘Major Investor’ shall mean each Holder who holds an aggregate of at least 18,698,578 shares of Preferred Stock, as adjusted for stock splits, stock dividends or distributions, recapitalizations and similar events.”

2.2    Amendment to Section 9. Section 9 of the IRA is hereby amended by inserting the following at the end Section 9:

“Whenever required under this Agreement to effect a registration, qualification or compliance, the Company shall, as expeditiously as reasonably possible:

(a)    cause all such Registrable Securities covered by such registration, qualification or compliance to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(b)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(c)    promptly make available for inspection by the participating Holders, any managing underwriter participating in any disposition pursuant to such registration, qualification or compliance, and any attorney or accountant or other agent retained by any such underwriter or selected by the participating Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information and to conduct appropriate due diligence in connection therewith;

(d)    notify each participating Holder, promptly after the Company receives notice thereof, of the time when such registration, qualification or compliance has been declared effective or a supplement to any prospectus forming a part of such registration, qualification or compliance has been filed; and

(e)    after such registration, qualification or compliance becomes effective, notify each participating Holder of any request by the U.S. Securities and Exchange Commission that the Company amend or supplement such registration, qualification or compliance.”

2.3    Amendment to Section 11. Section 11 of the IRA is hereby amended and restated in its entirety as follows:

“Lock-up Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the effective date of the registration statement relating to the IPO and ending on the date specified by the managing underwriter (such period (the “Lock-Up Period”) not to exceed one hundred eighty (180) days, or such other period as may be requested by the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto; provided, however, that in no event will the Lock-Up Period extend beyond two hundred sixteen (216) days after the effective date of such registration statement): (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 11, (w) shall apply only to the IPO (but, for the avoidance of doubt, shall not apply to shares acquired by the Holder in the IPO; provided that upon a transfer of such shares, no public disclosure or filing under the Exchange Act by any party to the transfer shall be required, or made voluntarily, during the Lock-up Period); (x) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or any shares of Common Stock purchased in open market transactions after the completion of the IPO; (y) shall not apply, in the case of a Holder that is an entity, to the transfer of any shares during the Lock-Up Period to an affiliate of such Holder or any of the Holder’s stockholders, members, partners or other equity holders, provided that such affiliate, stockholder, member, partner or other equity holder agrees to be bound in writing by the restrictions set forth herein; and (z) shall only apply to the Holders if all officers and directors are subject to the same restrictions and the

Company obtains a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all directors, officers, and Holders owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) subject to such agreements, based on the number of shares subject to such agreements, except that, notwithstanding the foregoing, the Company and the underwriters may, in their sole discretion, waive or terminate these restrictions with respect to up to one percent (1%) of the Company’s then outstanding shares of the Common Stock.”

2.4    Amendment to Section 12. A new subsection 12(e) of the IRA is hereby added to the end of Section 12 as follows:

“(e)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 12 shall survive the completion of any offering of Registrable Securities in a registration under this Agreement, and otherwise shall survive the termination of this Agreement.”

2.5    Amendments to Section 16.

(a)     Clauses (iv) and (v) of Section 16(d) of the IRA are hereby amended and restated in their entirety as follows:

“(iv) as may otherwise be required by law, regulation or regulatory authority, court order or stock exchange rule, provided, further, that the Major Investor promptly notifies the Company of any such required disclosure (other than with respect to routine regulatory audits or inquiries not directed at the Company) and takes reasonable steps to minimize the extent of any such required disclosure; or (v) to establish any rights or defenses, or enforce any obligations, under this Agreement; provided, however, that the Major Investors shall not disclose any financial information or pricing terms from other completed or potential transactions of the Company to any third party in connection with evaluating a potential transaction with the Company other than a transaction primarily for equity financing purposes and except to the extent necessary in connection with such Major Investor’s tax filings and financial reporting obligations (including with the U.S. Securities and Exchange Commission).”

(b)     A new subsection 16(e) of the IRA is hereby added to the end of Section 16 as follows:

“(e)     Tekla Funds Information Rights. For so long as the Tekla Funds (defined below) continue to hold an aggregate of at least 14,958,862 shares of Preferred Stock, as adjusted for stock splits, stock dividends or distributions, recapitalizations and similar events, the Company shall deliver to the Tekla Funds the same information the Company is required to deliver to the Major Investors pursuant to Section 16(a); provided that the Tekla Funds shall be subject to and bound by the confidentiality and non-disclosure obligations set forth in Section 16(d) to the same extent as if the Tekla Funds were a “Major Investor” hereunder. The covenants set forth in this Section 16(e) shall terminate and be of no further force or effect upon the earliest to occur of (i) the consummation of the Qualified Public Offering, as defined in the Restated Certificate, (ii) the date upon which the Company first becomes subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act, and (iii) a Liquidation or Deemed Liquidation, as such terms are defined in the Restated Certificate.”

2.6    Amendment to Section 18(e). Section 18(e) of the IRA is hereby amended and restated in its entirety as follows:

“(e)    Board Committees. Each of International Life Sciences Fund III (LP1), L.P. and/or its affiliates (collectively, “SV Health Investors”), Alta Partners VIII, L.P. and/or its affiliates (collectively, “Alta Partners”), Lilly Ventures Fund I, LLC and/or its affiliates (“Lilly Ventures”), Samsara Biocapital, LP and/or its Affiliates (collectively, “Samsara”) and Skyline Venture Partners V, L.P. and/or its affiliates (collectively, “Skyline Ventures”), shall have the right, upon request, to include its director representative as a member in each committee of the Board of Directors. The members of the Board of Directors nominated by SV Health Investors, Alta Partners, Lilly Ventures, Samsara and Skyline Ventures shall have the right to attend all meetings of the Company’s scientific and other advisory boards as non-voting observers. SV Life Sciences Fund V, L.P, SV Life Sciences Fund V Strategic Partners, L.P., International Life Sciences Fund III (LP1) L.P., International Life Sciences Fund III Co- Investment, L.P., International Biotechnology Trust PLC, and International Life Sciences Fund III Strategic Partners L.P. shall be deemed to be affiliates for purposes of this Agreement.”

2.7    Amendments to Section 18(f). Section 18(f) of the IRA is hereby amended by inserting the following subparagraphs (v), (vi), (vii) and (viii):

“(v)     As long as Merck Sharp & Dohme Corp. and/or its affiliates (“Merck”) own shares of Preferred Stock (or Common Stock issued upon conversion thereof), the Company shall invite a representative of Merck to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust all information so provided; and provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets. Notwithstanding Section 18(j)

below or anything to the contrary in this Agreement, the covenants set forth in this Section 18(f)(v) shall terminate and be of no further force or effect upon the earlier to occur of (A) the consummation of the IPO or (B) a Liquidation or Deemed Liquidation.

(vi)    As long as Citadel Multi-Strategy Equities Master Fund Ltd. and/or its affiliates (collectively, “Surveyor”) own shares of Preferred Stock (or Common Stock issued upon conversion thereof), the Company shall invite a representative of Surveyor to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust all information so provided; and provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets. Notwithstanding Section 18(j) below or anything to the contrary in this Agreement, the covenants set forth in this Section 18(f)(vi) shall terminate and be of no further force or effect upon the earlier to occur of (A) immediately prior to the consummation of the IPO or (B) a Liquidation or Deemed Liquidation.

(vii)    As long as the Tekla Funds (defined below) and/or its affiliates own shares of Preferred Stock (or Common Stock issued upon conversion thereof), then from and after March 31, 2019, the Company shall invite a representative of the Tekla Funds to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust all information so provided; and provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets. Notwithstanding Section 18(j) below or anything to the contrary in this Agreement, the covenants set forth in this Section 18(f)(vii) shall terminate and be of no further force or effect upon the earlier to occur of (A) immediately prior to the consummation of the IPO or (B) a Liquidation or Deemed Liquidation.”

(viii)    As long as Vida Ventures, LLC and/or its affiliates (collectively, “Vida”) own shares of Preferred Stock (or Common Stock issued upon conversion thereof), the Company shall invite a representative of Vida to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust all information so provided; and provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets. Notwithstanding Section 18(j) below or anything to the contrary in this Agreement, the covenants set forth in this Section 18(f)(viii) shall terminate and be of no further force or effect upon the earlier to occur of (A) immediately prior to the consummation of the IPO or (B) a Liquidation or Deemed Liquidation.”

2.8    Amendment to Section 22. The third sentence of Section 22 of the IRA is hereby amended and restated in its entirety as follows:

“Notwithstanding any other provision of this Section 22, (A) Section 16(e) shall not be amended or waived without the written consent of the Tekla Funds; (B) Sections 18(f)(i), 18(f)(ii), 18(f)(iii), 18(f)(iv), 18(f)(v), 18(f)(vi), 18(f)(vii) and 18(f)(viii) of this Agreement shall not be amended or waived without the written consent of SV Health Investors, Alta Partners, Skyline Ventures, Lilly Ventures, Merck, Surveyor, the Tekla Funds and Vida, respectively; (C) the rights of SV Health Investors, Alta Partners, Skyline Ventures and Lilly Ventures to representation on Board committees and scientific and other advisory boards pursuant to Section 18(e) shall not be amended without the written consent of SV Health Investors, Alta Partners, Skyline Ventures and Lilly Ventures, respectively; and (D) any modification or waiver of this Agreement that treats any Major Investor differently from other Major Investors holding the same class and series of securities (or, in the case of a Major Investor holding Series C-2 Preferred Stock, that treats such Major Investor differently from Major Investors holding Series C Preferred Stock) shall require the prior written consent of such Major Investor.”

3.    AMENDMENT OF ROFR AGREEMENT. Effective as of and contingent upon the Second Tranche Closing, the ROFR Agreement is hereby amended as follows:

3.1    Amendment to Section 1. The reference in the first sentence of Section 1.2 of the ROFR Agreement to “15,659,255 shares of Preferred Stock” is hereby amended to read “18,698,578 shares of Preferred Stock.”

4.    GENERAL PROVISIONS.

4.1     References to Agreements. All references to the Agreements in the Agreements or any of the Company Agreements (as defined in the Purchase Agreement) shall hereinafter refer to the Agreements as amended by this Amendment.

4.2     Full Force and Effect. Except as expressly modified by this Amendment, the terms of the Agreements shall remain in full force and effect.

4.3     Counterparts; Facsimile. This Amendment may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4    Effectiveness. The provisions of this Amendment shall be effective as to all parties to the Agreements, respectively, upon the execution hereof by sufficient parties to amend the Agreements, respectively.

4.5    Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

4.6    Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment, and the balance of the Amendment shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

4.7    Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Amendment.

4.8    Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

4.9    Tekla Funds. A copy of the Declaration of Trust, as amended and restated, for each of Tekla Healthcare Investors and Tekla Life Sciences Investors (together, the “Tekla Funds”) is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Tekla Funds by an officer or trustee of the Tekla Funds in his or her capacity as an officer or trustee of the Tekla Funds, and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of each of the respective Tekla Funds.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

COMPANY:

SUTRO BIOPHARMA, INC.

By:	/s/ William J. Newell
William J. Newell, Chief Executive Officer

SIGNATURE PAGE TO OMNIBUS AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

KEY HOLDERS/COMMON HOLDERS:

By:	/s/ William J. Newell

Name:	William Newell

Date:	7/25/2018

NEWELL FAMILY REVOCABLE TRUST DTD 08/14/2008

By:	/s/ William J. Newell

Name:	William Newell

Title:	Trustee

Date:	7/25/2018

TALUSWOOD PARTNERS, L.P.

By:	/s/ William J. Newell

Name:	William Newell

Title:	General Partner

Date:	7/25/2018

SIGNATURE PAGE TO OMNIBUS AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

INVESTORS:

AMGEN VENTURES, LLC

By:	/s/ Janis Naeve
Name:	Janis C. Naeve
Title:	Exec Dir Business Development
Date:	July 26, 2018

SIGNATURE PAGE TO OMNIBUS AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

INVESTORS:

CELGENE CORPORATION

By:	/s/ Robert Hershberg

Name:	Robert Hershberg

Title:	EVP, Head of BD & Global Alliance

Date:	August 1st. 2018

SIGNATURE PAGE TO OMNIBUS AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

INVESTORS:

VIDA VENTURES, LLC
By: VV Manager, LLC., its Managing Member

By:	/s/ Arjun Goyal

Name:	Arjun Goyal, Managing Director

SIGNATURE PAGE TO OMNIBUS AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

INVESTORS:

NEXTHERA CAPITAL MASTER FUND LP

By:	/s/ Daniel Malek

Name:	Daniel Malek

Title:	Managing Member

Date:	July 25, 2018

SIGNATURE PAGE TO OMNIBUS AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

INVESTORS:

SV LIFE SCIENCES FUND V, L.P.
By: SV Life Sciences Fund V (GP), L.P.
Its: Sole General Partner
By: SVLSF V, LLC
Its: Sole General Partner

By:	/s/ Brent M. Faduski

Name:	Brent M. Faduski

Title:	Officer

Date:	7/25/2018

SV LIFE SCIENCES FUND V STRATEGIC PARTNERS, L.P.
By: SV Life Sciences Fund V (GP), L.P.
Its: Sole General Partner
By: SVLSF V, LLC
Its: Sole General Partner

By:	/s/ Brent M. Faduski

Name:	Brent M. Faduski

Title:	Officer

Date:	7/25/2018

SIGNATURE PAGE TO OMNIBUS AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

INVESTORS:

INTERNATIONAL LIFE SCIENCES FUND III STRATEGIC PARTNERS L.P.
By: International Life Sciences Fund III (GP), L.P., its sole General Partner
By: ILSF III, LLC, its sole General Partner

By:	/s/ Brent M. Faduski

Name:	Brent M. Faduski

Title:	Officer

Date:	7/25/2018

INTERNATIONAL LIFE SCIENCES FUND III CO-INVESTMENT, L.P.
By: International Life Sciences Fund III (GP) L.P., its sole General Partner
By: ILSF III, LLC, its sole General Partner

By:	/s/ Brent M. Faduski

Name:	Brent M. Faduski

Title:	Officer

Date:	7/25/2018

SIGNATURE PAGE TO OMNIBUS AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

INVESTORS:

INTERNATIONAL LIFE SCIENCES FUND III (LP1), L.P.
By: International Life Sciences Fund III (GP) L.P., its sole General Partner
By: ILSF III, LLC, its sole General Partner

By:	/s/ Brent M. Faduski

Name:	Brent M. Faduski

Title:	Officer

Date:	7/25/2018

INTERNATIONAL BIOTECHNOLOGY TRUST, PLC

By:

Name:

Title:

Date:

SIGNATURE PAGE TO OMNIBUS AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

INVESTORS:

INTERNATIONAL BIOTECHNOLOGY TRUST, PLC

By:	/s/ James Costine

Name:	James Costine

Title:	Authorised Signature

Date:	26/07/2018

SIGNATURE PAGE TO OMNIBUS AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

INVESTORS:

CITADEL MULTI-STRATEGY EQUITIES MASTER FUND LTD.
By: Citadel Advisors LLC, its portfolio manager

By:	/s/ Noah Goldberg

Name:	Noah Goldberg

Title:	Authorized Signatory

SIGNATURE PAGE TO OMNIBUS AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

INVESTORS:

SKYLINE VENTURE PARTNERS V, L.P.
By: Skyline Venture Management V, LLC
Its: General Partner

By:	/s/ John Freund

Name:	John Freund

Title:	Managing Director

Date:	7/25/2018

SIGNATURE PAGE TO OMNIBUS AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

INVESTORS:

SAMSARA BIOCAPITAL, L.P.
By:	Samsara BioCapital GP, LLC,
General Partner

By:	/s/ Srinivas Akkaraju

Name:	Srinivas Akkaraju, MD, PhD

Title:	Managing Member

SIGNATURE PAGE TO OMNIBUS AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

INVESTORS:

ALTA PARTNERS VIII, L.P.
By: Alta Partners Management VIII, LLC
Its: General Partner

By:	/s/ Dan Janney

Name:	Dan Janney

Title:	Managing Director

Date:	7/25/2018

SIGNATURE PAGE TO OMNIBUS AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

INVESTORS:

By:	/s/ Edward Albini

Name:	Edward Albini

Date:	7/25/2018

SIGNATURE PAGE TO OMNIBUS AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

INVESTORS:

Tekla Healthcare Investors*

By:	/s/ Daniel R. Omstead

Name:	Daniel R. Omstead

Title:	President

* The name Tekla Healthcare Investors is the designation of the Trustees for the time being under an Amended & Restated Declaration of Trust dated April 21, 1987, as amended, and all persons dealing with Tekla Healthcare Investors must look solely to the trust property for the enforcement of any claim against Tekla Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of Tekla Healthcare Investors.

Tekla Life Sciences Investors*

By:	/s/ Daniel R. Omstead

Name:	Daniel R. Omstead

Title:	President

* The name Tekla Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with Tekla Life Sciences Investors must look solely to the trust property for the enforcement of any claim against Tekla Life Sciences Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of Tekla Life Sciences Investors.

SIGNATURE PAGE TO OMNIBUS AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

INVESTORS:

LILLY VENTURES FUND I, LLC

By:	/s/ S. Edward Torres

Name:	S. Edward Torres

Title:	Managing Director

Date:	July 25, 2018

SIGNATURE PAGE TO OMNIBUS AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

INVESTORS:

MERCK SHARP & DOHME CORP.

By:	/s/ Benjamin Thorner

Name:	Benjamin Thorner

Title:	SVP & Head of BD&L

SIGNATURE PAGE TO OMNIBUS AMENDMENT AGREEMENT